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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 15, 1997


                                 MERISEL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
           DELAWARE                0-17156             95-4172359
 (STATE OR OTHER JURISDICTION    (COMMISSION        (I.R.S. EMPLOYER
     OF INCORPORATION OR         FILE NUMBER)      IDENTIFICATION NO.)
         ORGANIZATION)
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
         200 CONTINENTAL BOULEVARD,               90245-0948
           EL SEGUNDO, CALIFORNIA                 (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 615-3080

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ITEM 5. OTHER EVENTS

  On July 15, 1997, Merisel, Inc. (the "Company") issued a press release announcing its receipt of a proposal from Stonington Partners, Inc., ("Stonington Partners") to make a $152 million equity investment in the Company. The Stonington Partners offer, which is made on behalf of the firm's $1.0 billion equity fund, would be subject to certain conditions, including execution of a definitive agreement, shareholder approval and termination or modification of the Company's existing agreement with the holders of its 12.5% Senior Notes, which is also subject to shareholder approval. Management has already contacted representatives of the noteholders to discuss the terms of the Stonington Partners proposal, which is also subject to obtaining the agreement of such noteholders to extend their interest payment waiver. There can be no assurance that the Company will be able to obtain such a waiver. If such noteholders do not support the Stonington Partners proposal, the Company intends to proceed with a stockholder vote on its existing restructuring plan.

  The press release is filed as Exhibit 99.1 hereto and the letter from Stonington Partners setting forth the proposal is filed as Exhibit 99.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c) Exhibits

     99.1 Press release dated July 15, 1997 issued by the Company.
     99.2 Letter dated July 14, 1997 addressed to the Company from Stonington Partners, Inc.

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                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          MERISEL, INC.

Date: July 15, 1997                       By:      /s/ Karen Tallman
                                            ___________________________________
                                                       Karen Tallman
                                              Vice President, General Counsel
                                                       and Secretary


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